Exhibit 99.1

NEWS RELEASE Arkados Group Rebrands Energy Conservation and Management Services and Solutions Division to SolBright Energy Solutions

Three Management Additions Reunites Award Winning SolBright Team that Built Current $40 Million Project Backlog

NEWARK, N.J., July 17, 2017 (GLOBE NEWSWIRE) -- Arkados Group, Inc. (OTC:AKDS), an industrial automation and energy management company providing Industrial Internet of Things (IoT) solutions that help commercial and industrial facilities increase efficiency and reduce cost, today announced it has rebranded its energy conservation and management services division to “SolBright Renewable Energy,” reflecting the recently completed acquisition of SolBright Renewable Energy Inc. The division was previously branded “Arkados Energy Solutions.”

Arkados Group also announced the strengthening of SolBright’s management team with three key senior management appointments. The senior management appointments include Andrew Streit, Director of Project Management, Jason Kechijian, Head of Systems & Engineering, and Jarrett Branham, Director of Operations. All three men previously held the same positions at SolBright Renewable Energy Inc. before Arkados Group purchase of the SolBright assets in May 2017.

“The energy management division’s name change is another important milestone in the integration of the SolBright Renewable Energy assets and along with the management appointments, completes the reuniting of the award winning and highly regarded SolBright team and brand, now under the Arkados corporate umbrella,” said Patrick Hassell, President, SolBright Renewable Energy. “With the support of Arkados management, and backed by Arkados’ Arktic™ software platform, SolBright is now strengthened and better positioned to execute on our $40 million project backlog. We expect to continue to grow our pipeline of business based on industry growth and our unique, Arktic™-based service offerings to drive meaningful revenue growth well into the future.”

Mr. Streit has overseen the completion of more than 30 renewable projects across his many years of experience in the solar industry.  Prior to joining SolBright, he was previously the Founder of SC Solar Business Alliance and served as a Board Member of the South Carolina Solar Council.  Mr. Streit is a graduate of the University of Georgia with a degree in English and Economics.

Mr. Kechijian has managed more than 34MW of solar installations from Hawaii to Sullivan’s Island, SC. His industry related certifications include NABCEP PV installer, NABCEP technical sales, and LEED AP.  Mr. Kechijian has a B.S. in Business Administration from the College of Charleston, Charleston, SC.

Mr. Branham has more than 18 years of experience in construction and general contracting industries, with projects including energy generation, healthcare, retail, private office space, residential, and mixed-use construction.

Completed in May 2017, the acquisition of the assets and business of SolBright Renewable Energy Inc. expanded Arkados’ energy solutions business into the rapidly growing renewable energy industry, with new customer opportunities for its cutting-edge Internet of Things solutions. At closing, SolBright had a backlog of approximately $40 million in distributed generation EPC (engineering, procurement and construction) projects as well as a substantial pipeline of additional projects throughout the Eastern United States.

About Arkados Group, Inc:

Arkados has two complementary business divisions: Arkados Inc. and SolBright Energy Solutions, LLC, formerly known as Arkados Energy Solutions, LLC. Arkados Inc. is a research and development subsidiary and designer of the Arktic™ software platform, designed to drive the Industrial Internet of Things, integrated with sensors, gateways, video cameras, appliances, and other devices. SolBright Energy Solutions is focused on energy conservation and management services and solutions to commercial and industrial buildings in the eastern U.S. More information is available at www.arkadosgroup.com.

Forward-Looking Statements:

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to the acquisition and integration of the Solbright assets, risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company contact:

Terrence M. DeFranco, Chairman/ CEO

Arkados Group, Inc.

tmdefranco@arkadosgroup.com

Investor Contact:

Stephanie Prince, Managing Director

PCG Advisory Group

646-762-4518

sprince@pcgadvisory.com

Arkados Group, Inc.